EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


PARENT
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Tri-County Financial Corporation


                                                     PERCENTAGE      STATE OF
SUBSIDIARY                                             OWNED       INCORPORATION
----------                                           ----------    -------------

Community Bank of Tri-County                            100%         Maryland


SUBSIDIARIES OF COMMUNITY BANK OF TRI-COUNTY
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Community Mortgage Corporation
  of Tri-County                                         100%         Maryland

Tri-County Federal Finance One                          100%         Maryland

Tri-County Investment Corporation                       100%         Delaware